EXHIBIT 10.5

              ASSET ACQUISITION AND EXCHANGE COOPERATION AGREEMENT

          This ASSET ACQUISITION AND EXCHANGE COOPERATION AGREEMENT ("Agreement") is made and entered into as of this 4th day of November, 1999 by and among ASA International, Ltd., a Delaware corporation, (the "Exchanger"), SQL Acquisition LLC, a Delaware limited liability company ("SQL"), Fidelity National 1031 Exchange Services, Inc., a California corporation ("Qualified Intermediary"), and Pacific American Property Exchange Corporation, a California corporation and the sole member and manager of SQL ("Pacific").

                                    RECITALS

          A. Exchanger presently owns and uses in its business certain assets, one or more of which may be identified under this Agreement as a Relinquished Property;

          B. Exchanger anticipates transferring the Relinquished Property to a third party buyer (the "Transferee") pursuant to a purchase and sale agreement to be entered into between Exchanger and the Transferee (the "Relinquished Property Transfer Agreement"). Exchanger desires to reserve the ability to dispose of the Relinquished Property through Qualified Intermediary by effecting a like-kind exchange (the "Exchange") within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code");

          C. Qualified Intermediary and SQL are willing to assist Exchanger in completing the Exchange, if Exchanger, in its sole discretion, determines to effect the same. To that end, SQL is contemporaneously herewith accepting an assignment of certain of Exchanger's rights under a Replacement Property Acquisition Agreement pursuant to which SQL will acquire from the Seller (as defined herein) certain assets, including computer software and intellectual property, as described in more detail in Exhibit "A" attached hereto (the "Replacement Property");

          D. SQL desires to license the Replacement Property to Exchanger (for this purpose, "Licensee"), pursuant to a License approved as to form by SQL and Licensee;

          E. SQL will cooperate with financing arranged by Exchanger with the Prime Lender (if any) and Subordinated Lender (if any) pursuant to the one or more Acquisition Loans (as defined herein) for the purpose of acquiring the Replacement Property.

          F. If Exchanger elects to effect the Exchange, it may, in its sole discretion and by written notice to the Qualified Intermediary and SQL, designate the Replacement Property as "replacement property" (within the meaning of Treas. Reg. ss 1.1031(k)-1(a)) in connection with the Exchange. In such event, SQL will cooperate with Exchanger and Qualified Intermediary in order to complete the Exchange under the terms and conditions provided herein;

          G. If Exchanger elects to effect the Exchange, Exchanger shall direct Qualified Intermediary to: (1) accept an assignment from Exchanger of certain of Exchanger's rights under the Relinquished Property Transfer Agreement in order to receive the net purchase price for the Relinquished Property (the "Transfer Price"); (2) obtain the right to acquire the Replacement Property from SQL; and
(3) pay the Purchase Price (as determined herein) for the Replacement Property and then transfer, or cause the transfer of, title to and ownership of the Replacement Property to Exchanger in order to complete the Exchange; and

          H. If Exchanger does not elect to effect the Exchange, SQL may dispose of the Replacement Property pursuant to the terms hereof, or, alternatively, may retain ownership of the Replacement Property and continue to enforce the terms of the License, subject to the terms and conditions provided herein.

          NOW, THEREFORE, in consideration of the mutual premises set forth herein, the parties hereby agree as follows:

          1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings provided below:

          "Acquisition Cost" shall have the meaning provided in Section 3.2.4.2.

          "Acquisition Loan" shall mean the Prime Loan and/or Subordinated Loan, if any, providing financing for SQL's acquisition of the Replacement Property.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Contract Period" shall mean a period of twelve (12) calendar months commencing when SQL acquires the Replacement Property.

          "Excess Amount" shall have the meaning provided in Section 3.2.3.

          "Exchange" shall mean the like kind exchange contemplated by this Agreement.

          "Exchanger" shall mean ASA International, Ltd., a Delaware corporation, whose address is 10 Speen Street, Framingham, MA 01701 and whose facsimile telephone number is 508-626-0644.

          "Exchanger Representative" shall mean Alfred C. Angelone, whose address is 10 Speen Street, Framinghame, MA 01701 and whose facsimile telephone number is 508-626-0644, and any other individual from time to time designated in writing by Exchanger.

          "Excluded Costs" shall have the meaning provided in Section 3.2.4.3.

          "Fair Market Value" shall have the meaning provided in Section
3.2.4.1.

          "Forum State" shall mean the Commonwealth of Massachusetts.

          "Indemnified Parties" shall mean (i) Qualified Intermediary, (ii) Pacific (iii) SQL, and (iv) their respective officers, agents, shareholders, managers, employees and assigns.

          "Lender[s]" shall mean the Prime Lender and Subordinated Lender.

          "License" shall mean the license of the Replacement Property by SQL to Licensee which will be entered into concurrently with SQL's acquisition of the Replacement Property, the form of which has been approved by SQL, Licensee and Exchanger.

          "Licensee" shall mean ASA International, Ltd., a Delaware corporation.

          "Loan Documents" shall collectively refer to (as applicable) the Prime Loan Promissory Note, Prime Loan Security Agreement, Subordinated Loan Promissory Note and Subordinated Security Agreement.

          "Option Notice" shall have the meaning provided in Section 6.

          "Pacific" shall mean Pacific American Property Exchange Corporation, a California corporation, whose notice address is: 2390 E. Camelback Road, Suite 210, Phoenix, Arizona 85016, Attention: E. Jill Mozer, Vice President.

          "Prime Lender" shall mean Eastern Bank.

          "Prime Loan" shall mean a loan, if any, from Prime Lender.

          "Prime Loan Security Agreement" shall mean the security agreement between Prime Lender and SQL.

          "Prime Loan Promissory Note" shall mean the promissory note signed by SQL, as borrower, for funds borrowed from Prime Lender.

          "Purchase Price" shall have the meaning provided in Section 3.2.2.

          "Qualified Intermediary" shall mean Fidelity National 1031 Exchange Services, Inc., a California corporation, whose notice address is: 2390 E. Camelback Road, Suite 210, Phoenix, Arizona 85016, Attention: E. Jill Mozer, Vice President.

          "Qualified Intermediary Assignment" shall mean a form of assignment described in Treas. Reg. ss. 1.1031(k)-1(g)(4)(iv).

          "QI Credit Amount" shall mean the aggregate net proceeds received by the Qualified Intermediary from the sale of any Relinquished Property.

          "Relinquished Property" shall mean the real property or properties identified by Exchanger to be exchanged for the Replacement Property.

          "Relinquished Property Transfer Agreement" shall mean the agreement under which Exchanger intends to effect a disposition of the Relinquished Property.

          "Regulations" shall mean the Treasury Regulations promulgated to interpret the Code, as they may be amended from time to time.

          "Replacement Property" shall have the meaning set forth in paragraph C of the Recitals.

          "Replacement Property Transfer Assignment" shall mean the assignment and bill of sale executed and delivered by SQL to convey or assign all of its rights and interests in the Replacement Property to the Exchanger or its Permitted Assignees.

          "Replacement Property Acquisition Agreement" shall mean the written agreement between Exchanger and Seller dated November 4, 1999, as amended to date and the related conveyancing instruments, providing for and effecting the acquisition of the Replacement Property by Exchanger.

          "SQL" shall mean SQL Acquisition LLC, a Delaware limited liability company, whose notice address is: 2390 E. Camelback Road, Suite 210, Phoenix, Arizona 85016, Attention: E. Jill Mozer.

          "Seller" shall mean Design Data Systems Corporation, a Florida corporation.

          "Subordinated Lender" shall mean the Exchanger who provides funds for SQL to acquire the Replacement Property as provided herein and whose security is subordinate to that of Prime Lender.

          "Subordinated Loan" shall mean the loan, if any, from Subordinated Lender.

          "Subordinated Loan Promissory Note" shall mean the promissory note signed by SQL, as borrower, for funds borrowed from Subordinated Lender.

          "Subordinated Loan Security Agreement" shall mean security agreement between Subordinated Lender and SQL.

          "Termination Events" shall have the meaning provided in Section 4.2.

          "Termination Notice" shall have the meaning provided in Section 4.1.

          "Termination Sale Notice" shall have the meaning provided in Section 10.1.

          "Termination Sale Proceeds" shall have the meaning provided in Section 10.3.

          "Transfer Price" shall have the meaning set forth in paragraph G of the Recitals.

          "Transferee" shall mean the person or persons who acquires the Relinquished Property from Qualified Intermediary.

          "Unrelated Liens" shall have the meaning provided in Section 3.3.3.

          "Written Authorization" shall mean any written request, demand, authorization, direction, notice, consent or waiver required or contemplated to be delivered under this Agreement to SQL or to Qualified Intermediary, which shall be signed by Exchanger Representative.

          2. ACQUISITION OF THE REPLACEMENT PROPERTY.

               2.1 ASSIGNMENT OF REPLACEMENT PROPERTY ACQUISITION AGREEMENT.

                    2.1.1 Upon execution of this Agreement and subject to the execution by Seller of such documentation as SQL may reasonably require, Exchanger hereby assigns and SQL accepts the assignment of Exchanger's right and obligation to acquire the Replacement Property from the Seller pursuant to the terms of the Replacement Property Acquisition Agreement.

                    2.1.2 Subject to the terms of the Replacement Property Acquisition Agreement and this Agreement, SQL shall acquire the Replacement Property from Seller.

                    2.1.3 The assignment provided in Section 2.1.1 shall be null and void in the event SQL does not acquire title to the Replacement Property by means of the closing procedures provided in the Replacement Property Acquisition Agreement.

               2.2  FINANCING.

                    2.2.1 In order to finance the acquisition of the Replacement Property, SQL shall, if necessary, borrow funds from the Prime Lender and, if necessary, the Subordinated Lender. SQL shall comply with all the terms and conditions of the Loan Documents and enter into such other agreements and assignments as may be required thereby.

                    2.2.2 SQL shall have no obligation to advance any funds towards the acquisition of the Replacement Property in excess of (i) funds supplied by Prime Lender or Subordinated Lender or (ii) funds supplied by the Qualified Intermediary derived from sale of the Relinquished Property.

                    2.2.3 The terms and conditions of the Prime Loan shall be negotiated and arranged by Exchanger, at no cost to SQL. The documentation for the Prime Loan shall be subject to the review and reasonable approval of SQL. The Loan Documents shall each contain an express waiver by Lender in a form acceptable to Qualified Intermediary of any right to collect under any legal theory or claim from any Indemnified Party (other than SQL) any amounts due under the Loan Documents.

               2.3 LICENSE.

                    2.3.1 Simultaneously with the acquisition of the Replacement Property, SQL and Licensee shall enter into the License.

                    2.3.2 The terms and conditions of the License shall be arranged by Exchanger at no cost to SQL. The License documentation shall be subject to the review and reasonable approval of SQL. The License documentation shall contain an express waiver by Licensee of any right to assert or pursue any claim under any legal theory against any Indemnified Party (other than SQL) under the License and an indemnification of each Indemnified Party by Licensee of any claim asserted by Seller or any other third party against SQL under the License. The form of such waiver and indemnification shall be approved by SQL and Qualified Intermediary.

                    2.4 LICENSE ASSIGNMENT. At the written direction of Exchanger, if Exchanger elects to dispose of the Relinquished Property as part of an Exchange, SQL shall execute and deliver the Replacement Property Transfer Assignment to Exchanger.

         3. EXCHANGE COOPERATION.

             3.1 TRANSFER OF RELINQUISHED PROPERTY; QUALIFIED INTERMEDIARY ASSIGNMENT.

                    3.1.1 If Exchanger elects to dispose of the Relinquished Property as part of the Exchange, then Exchanger shall direct the Qualified Intermediary to deliver to SQL in exchange for the Replacement Property an amount equal to the lesser of (i) the net QI Credit Amount or (ii) the Purchase Price.

                    3.1.2 Prior to the delivery of such amount to SQL, Exchanger shall assign to the Qualified Intermediary its rights under this Agreement to acquire the Replacement Property pursuant to a form of assignment described in Regulations ss 1.1031(k)-1(g)(4)(iv). The assignment shall provide for SQL to deliver all of the title to and ownership of the Replacement Property held by SQL directly to Exchanger without the need for the Qualified Intermediary to take title thereto. SQL agrees to consent to the Qualified Intermediary Assignment.

          3.2 TRANSFER OF REPLACEMENT PROPERTY BY SQL; PURCHASE PRICE.

                    3.2.1 Upon receipt of the consideration provided for in
Section 3.1.2 hereof from the Qualified Intermediary, and consistent with the Qualified Intermediary Assignment, SQL shall deliver to the Qualified Intermediary or, upon the direction of the Qualified Intermediary, to Exchanger the Replacement Property Transfer Assignment.

                    3.2.2 The Purchase Price for the Replacement Property shall equal its "Fair Market Value," as hereinafter defined.

                    3.2.3 If, in connection with the Exchange, the Purchase Price exceeds the aggregate amount of the QI Credit Amount received by SQL from the Qualified Intermediary (such excess hereinafter referred to as the "Excess Amount"), Exchanger shall pay to SQL the Excess Amount, in immediately available funds, upon delivery of the Replacement Property Transfer Assignment.

                    3.2.4 For purposes of this Agreement, the following definitions shall apply:

                    3.2.4.1 "Fair Market Value" of the Replacement Property shall mean the fair market value determined by a nationally recognized appraiser as may be agreed to by Exchanger and SQL (the "Appraiser"); provided, however, that if the Replacement Property is purchased from SQL within twelve (12) months after the date on which SQL acquired the Replacement Property, then the "Fair Market Value" shall be deemed to equal its "Acquisition Cost" as hereinafter defined.

                    3.2.4.2 "Acquisition Cost" shall mean the sum of (i) the purchase price paid by SQL to the Seller to acquire the Replacement Property;
(ii) all sales, transfer or similar taxes, and all charges and closing costs paid by SQL in connection with its purchase of the Replacement Property; (iii) all interest, charges and other fees (including pre-payment fees in connection with mandatory pre-payments) under the Loan Documents which are not paid pursuant to the License or otherwise reimbursed to SQL by Exchanger, and (iv) any and all unreimbursed costs, liabilities and expenses (including any state or local transfer, excise taxes, use tax or other tax) of any kind incurred by SQL in connection with the acquisition, ownership, or operation of the Replacement Property, the disposition of the Replacement Property, as contemplated herein, or the completion of the Exchange, except for "Excluded Costs" as defined below.

                    3.2.4.3 "Excluded Costs" shall mean the sum of ONLY: (i) professional fees and administrative costs and fees (including overhead costs) incurred by SQL in connection with the transactions contemplated hereunder or its organization or operation (but not including any such fees that SQL is entitled to be indemnified for under any other provision of this Agreement);
(ii) all principal and any penalties paid or accrued under the Loan Documents (other than penalties attributable to any default by Licensee under the License), (iii) any claims or losses incurred by SQL as to which Exchanger is expressly excused from reimbursing SQL under a separate provision hereof and
(iv) any and all income taxes and similar taxes based upon or measured by SQL's income. The foregoing notwithstanding, any professional fees and costs incurred by SQL in connection with, or as a result of, a default under or breach of this Agreement by Exchanger or a default under or breach of the License by Licensee shall not be considered "Excluded Costs" hereunder.

                    3.2.5 If Fair Market Value hereunder is to be determined by an appraisal, Exchanger shall be solely responsible for timely retaining the Appraiser and paying all of the Appraiser's fees and expenses. If Fair Market Value hereunder is to be determined by reference to Acquisition Costs, SQL shall provide Exchanger with an accounting thereof at least five (5) days prior to the closing date for the transfer of the Replacement Property.

                    3.2.6 Exchanger shall have no right to receive, control, pledge, borrow, assign or otherwise obtain the benefits of any portion of any Exchange funds held by Qualified Intermediary except to have such Exchange funds applied to acquire the Replacement Property in accordance with this Agreement.

           3.3  ADDITIONAL DELIVERY; LIENS.

                    3.3.1 At such time as SQL delivers the Replacement Property Assignment to Exchanger pursuant to Section 3.2.1 hereof, SQL shall also deliver to Exchanger (i) any insurance proceeds pertaining to the Replacement Property which SQL may have received, except to the extent such proceeds have been reinvested or otherwise applied as required under the Loan Documents, and (ii) assignments of any insurance proceeds pertaining to the Replacement Property which SQL may be entitled to receive but has not received.

                    3.3.2 The Replacement Property delivered by SQL pursuant to
Section 3.2.1 hereof shall be subject to such liens, encumbrances or restrictions as may exist at the date the Exchange is completed, including the liens and encumbrances created under the Security Agreement and any lien or encumbrance arising because of any default by Licensee under the License or any breach by Exchanger of this Agreement; provided, however, that the Replacement Property shall be free and clear of any Unrelated Liens. In addition, SQL shall assign to Exchanger all representations, warranties and covenants from the Seller pertaining to the Replacement Property which have been obtained by SQL and all of its rights and obligations under the License. "Unrelated Liens" shall mean any liens, encumbrances or restrictions created or suffered to exist by SQL with respect to the Replacement Property except for any lien (i) any lien specifically authorized or contemplated in this Agreement, the Promissory Note or Security Agreement or (ii) which arises as a result of Licensee's default under or breach of the License or Exchanger's default under this Agreement.

                    3.3.3 Without limiting the generality of the foregoing, the term "Unrelated Liens" shall include any liens, encumbrances or restrictions (i) created by SQL for money borrowed (other than the Acquisition Loan); (ii) created by SQL or suffered by SQL in connection with its activities in any respect not pertaining to the Replacement Property or this Agreement; or (iii) created by SQL in violation or breach of this Agreement, the Promissory Note, Security Agreement, or the License. Unrelated Liens do not include any lien or encumbrance arising from acts or omissions of Seller or the Licensee or any lien or encumbrance in existence at the time SQL acquired its interest in the Replacement Property.

               3.4 REPRESENTATIONS AND WARRANTIES; TITLE. Except as expressly provided herein, SQL shall not be obligated to make any representations and warranties to Exchanger in connection with the transfer of the Replacement Property pursuant to Section 3.2 hereof. Without limiting the generality of the foregoing and except as prohibited by law, Exchanger shall be required to accept the Replacement Property pursuant to Section 3.2 hereof regardless of (i) defects in title or encumbrances, other than Unrelated Liens; (ii) any unfavorable tax rulings; or (iii) any other matter or condition affecting or relating to the Replacement Property or the right or power of Exchanger to take or maintain possession of and operate the Replacement Property, except for Unrelated Liens.

               3.5 TERMINATION OF EXCHANGE COOPERATION REQUIREMENT. Unless this Agreement is earlier terminated by the parties hereto, the obligation of SQL and Qualified Intermediary to cooperate in the completion of the Exchange pursuant to this Section 3 shall terminate upon the first to occur of: (i) the date on which Exchanger, through the Qualified Intermediary, completes the acquisition of the Replacement Property as Replacement Property in the Exchange and pays to SQL any Excess Amount under Section 3.2 hereof or (ii) the date on which SQL transmits a valid Exchange Termination Notice pursuant to Section 4.1 hereof. The foregoing notwithstanding, if any further action on SQL's part is necessary or desirable to carry out the purposes of this Agreement after Exchanger acquires the Replacement Property, SQL will take all such further actions (including the execution and delivery of further instruments or documents) as Exchanger may reasonably request, at the sole cost and expense of Exchanger (other than SQL's internal administrative costs, including overhead, which costs shall be borne by SQL).

               3.6 TAX CONSEQUENCES. Neither party hereto shall assume responsibility for the income tax consequences to the other party arising out of the Exchange contemplated by this Agreement. Exchanger acknowledges that it has consulted with its own advisors with respect to the tax and other legal aspects of the Exchange and has not relied upon SQL or its advisors for any tax or legal advice. Notwithstanding the foregoing, Exchanger shall not be excused from indemnifying the Indemnified Parties as separately required herein for certain transfer taxes and other non-income taxes.

               3.7 EXCHANGER REPRESENTATIVE; WRITTEN AUTHORIZATION. Whenever Exchanger has under this Agreement any right to make any election or give any direction to SQL or Qualified Intermediary, SQL and Qualified Intermediary are hereby authorized and directed to accept any Written Authorization delivered to SQL or Qualified Intermediary from Exchanger Representative to the extent such Written Authorization is consistent with the terms of this Agreement. SQL and Qualified Intermediary may assume, without liability for error, that any fact or statement set forth in any Written Authorization is correct. The identity of any person or the date any instrument or writing required or contemplated to be given under this Agreement to SQL or to Qualified Intermediary may be proved to SQL and Qualified Intermediary in any reasonable manner either of them deems sufficient.

          4. EXCHANGER'S FAILURE TO CONSUMMATE EXCHANGE.

               4.1 TERMINATION NOTICE. If SQL continues to hold any interest in the Replacement Property after the occurrence of either of the below-described "Termination Events," then SQL and Qualified Intermediary may, in their sole discretion, by written notice to Exchanger sent by either of SQL or Qualified Intermediary at any time within thirty (30) days after the occurrence of the Termination Event (the "Termination Notice"), terminate their respective obligations to complete the Exchange contemplated herein and may also, in their sole discretion, invoke the remedies and indemnity provisions set forth in
Section 10 hereof.

               4.2 TERMINATION EVENTS. For purposes hereof, the following events shall be considered "Termination Events" hereunder:

                    4.2.1 if SQL holds an interest in the Replacement Property as of a date which is ten (10) days prior to the stated maturity date of any Prime Loan (or the equivalent date under any and all refinancings, renewals, extensions or modifications thereof); or

                    4.2.2 if Exchanger or any successor or assign shall be dissolved or liquidated, shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for any receiver or trustee, shall commence any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, shall have commenced against it any such proceeding which remains undismissed for a period of ninety (90) days, shall indicate its consent to, approval of or acquiescence in any such proceeding or shall suffer the appointment of any receiver of or trustee for it or for substantially all of its property which shall continue undischarged for a period of ninety (90) days; or

                    4.2.3 if Licensee shall default under terms of the License and such default shall remain uncured for more than thirty (30) days after notice from SQL to Licensee; or

                    4.2.4 or if the Contract Period has ended.

          5. SQL FAILURE TO COMPLETE EXCHANGE. If (i) SQL or any successor thereof, shall be dissolved or liquidated, shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for any receiver or trustee, shall commence any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, shall have commenced against it any such proceeding which remains undismissed for a period of ninety (90) days, shall indicate its consent to, approval of or acquiescence in any such proceeding or shall suffer the appointment of any receiver of or trustee for it or any substantial part of its property which shall continue undischarged for a period of ninety (90) days, or (ii) SQL shall fail to consummate its obligations as provided in Section 3 hereof with respect to the transfer of the Replacement Property to Exchanger, then in each such event, Exchanger shall be entitled, in its sole discretion, by written notice to SQL, to the remedies provided in
Section 11 hereof.

          6. EXCHANGER'S PURCHASE OPTION. At any time prior to the occurrence of a Termination Event, Exchanger shall have the right, upon delivery of written notice to SQL (the "Option Notice"), to purchase the Replacement Property from SQL for cash in an amount equal to the "Fair Market Value" as determined under
Section 3.2 hereof as of the date of the Option Notice.

          In the event Exchanger exercises its option hereunder, the Option Notice shall set forth a date no later than ten (10) business days after the date of such notice for a closing at which SQL shall transfer and assign all right, title and interest in and to the Replacement Property held by SQL to Exchanger. Exchanger shall have the obligation to accept at such closing the Replacement Property held by SQL, as provided in Section 3.4 hereof.

          7. REPRESENTATIONS AND WARRANTIES OF SQL. SQL hereby represents and warrants to Exchanger as follows:

               7.1 DUE ORGANIZATION; AUTHORITY; ENFORCEABILITY. SQL is a Delaware limited liability company, duly organized, and validly existing under the laws of the state of its formation, with the power and authority to make, execute, deliver and perform its obligations under this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of SQL, enforceable against SQL in accordance with its terms, subject, as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

               7.2 CONFLICT WITH EXISTING LAWS OR CONTRACT. The execution and delivery of this Agreement, and all related documents, and the performance of its obligations hereunder and thereunder by SQL (i) does not conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation or bylaws (or, as applicable, the certificate of formation or operating agreement) of SQL or of any agreement or instrument to which SQL is a party or by which SQL is bound or any order or decree applicable to SQL, or (ii) will not result in the creation or imposition of any lien (except for the lien contemplated the Loan Documents) any of SQL's assets or property, which would materially and adversely affect the ability of SQL to execute and deliver this Agreement and perform its obligations hereunder; and SQL has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution and delivery by SQL of this Agreement.

               7.3 LEGAL ACTION AGAINST SQL. There are no judgments, orders, or decrees of any kind against SQL unpaid or unsatisfied of record nor any legal action, suit or other legal or administrative proceeding pending or to SQL's knowledge threatened against SQL, before any court or administrative agency which has, or is likely to have, any material or adverse effect on the business or assets or the condition, financial or otherwise, of SQL or which prevents the ability of SQL to perform hereunder.

               7.4 BANKRUPTCY OR DEBT OF SQL; FINANCIAL CONDITION. SQL has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against SQL. No general assignment of SQL's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for SQL or any of its property. SQL is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render SQL insolvent. SQL will have as of the time of execution of this Agreement sufficient financial resources to meet its obligations hereunder.

               7.5 STATUS OF SQL. SQL is not the agent or partner of Exchanger.

               7.6 SQL OWNERSHIP. SQL is a single member limited liability company, the sole member and manager of which is Pacific.

          8. REPRESENTATIONS AND WARRANTIES OF EXCHANGER. Exchanger hereby represents and warrants to SQL and Qualified Intermediary as follows:

               8.1 DUE ORGANIZATION; AUTHORITY; ENFORCEABILITY. Exchanger is an entity of the form specified in the preamble to this Agreement and is duly organized, validly existing and in good standing under the laws of the state of its formation, with the power and authority to make, execute, deliver and perform its respective obligations under this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of Exchanger, enforceable against Exchanger in accordance with its terms, subject, as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

               8.2 CONFLICT WITH EXISTING LAWS OR CONTRACT. The execution and delivery of this Agreement, and all related documents and the performance of its obligations hereunder and thereunder by Exchanger (i) does not conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of certificate of incorporation or bylaws of Exchanger or of any agreement or instrument to which Exchanger is a party or by which Exchanger is bound or any order or decree applicable to Exchanger, or (ii) will not result in the creation or imposition of any lien on any of the assets or property of Exchanger which would materially and adversely affect the ability of Exchanger to execute and deliver this Agreement and perform its obligations hereunder; and Exchanger has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution and delivery by Exchanger of this Agreement.

               8.3 LEGAL ACTION AGAINST EXCHANGER. There are no judgments, orders or decrees of any kind against Exchanger unpaid or unsatisfied of record nor any legal action, suit or other legal or administrative proceeding pending or, to Exchanger's knowledge, threatened against Exchanger before any court or administrative agency which has, or is likely to have, any material or adverse effect on the business or assets or the condition, financial or otherwise, of Exchanger which prevents the ability of Exchanger to perform hereunder.

               8.4 BANKRUPTCY OR DEBT OF EXCHANGER; FINANCIAL CONDITION. Exchanger has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Exchanger. No general assignment of Exchanger's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Exchanger or any of its property. Exchanger is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Exchanger insolvent. Exchanger will have as of the time of execution of this Agreement sufficient financial resources to meet its obligations hereunder.

          9. SURVIVAL. Subject to the provisions of Section 14.2 hereof, each and every representation and warranty made by SQL or Exchanger shall survive the execution and delivery of this Agreement for a period of two years after the date this Agreement terminates pursuant to Section 3.5 hereof.

          10. REMEDIES OF SQL.

               10.1 TERMINATION SALE. If at any time within thirty (30) days after receipt by Exchanger of a Termination Notice pursuant to Section 4.1 hereof, SQL sends to Exchanger a written notice (the "Termination Sale Notice") stating that SQL proposes to dispose of the Replacement Property, then SQL shall undertake to sell the Replacement Property in conformity with the termination sale procedures set forth in this Section. Upon such sale, if the Termination Sale Proceeds (defined hereinafter) are less than the Acquisition Costs (as defined in Section 3.2 hereof), then Exchanger shall pay to SQL within ten (10) days after the sale or deemed sale, in immediately available funds, an amount equal to such deficiency as liquidated termination damages hereunder. If the Termination Sale Proceeds exceed the Acquisition Costs, SQL shall retain any such excess.

               10.2 TERMINATION SALE PROCEDURE. The termination sale procedures for the Replacement Property as follows:

                    10.2.1 SQL shall provide written notice to at least three investment bankers or business brokers in the software industry that the Replacement Property is available for sale and engage the services of at least one such investment banker or broker to sell the Replacement Property in a manner customary for such sales;

                    10.2.2 SQL shall make the Replacement Property reasonably available for inspection by prospective purchasers, subject to the rights of the licensee under the License;

                    10.2.3 SQL shall accept the highest all cash offer received for the Replacement Property, provided that a bona fide offer is received (i) within one hundred and eighty (180) days after the date of the engagement of an investment banker or a broker as provided in subsection 10.2.1, and that any offer accepted is consummated by the successful offeror within one hundred and eighty (180) days after the date of acceptance; and

                    10.2.4 If SQL shall not have received a bona fide offer for the Replacement Property as contemplated in subsection 10.2.3 or any such offer received is not consummated within one hundred and eighty (180) days after acceptance, SQL shall be entitled to cause the Replacement Property to be sold at an auction sale for the highest all cash bid received.

               10.3 TERMINATION SALE PROCEEDS. The term "Termination Sale -Proceeds" shall mean the net cash proceeds actually received by SQL at the completion of the sale of the Replacement Property in accordance with the above procedures, after deduction of the sum of (i) all fees, taxes, charges and other costs incurred by SQL in connection with such sale but not deducted from the proceeds received by it at closing and (ii) all amounts required to be paid to remove any liens, encumbrances or restrictions (other than Unrelated Liens) required to be removed under the terms of any sale of the Replacement Property. In the event no offers or bids are received for the Replacement Property, or if for any reason the Replacement Property cannot be sold despite the good faith effort of SQL to do so, the Termination Sale Proceeds shall be deemed zero and the charges and costs incurred by SQL in trying to sell the Replacement Property shall be added to the deficiency referred to in this Section 10.

               10.4 SQL'S RIGHT TO RETAIN PROPERTY. Notwithstanding anything herein to the contrary, SQL shall not be obligated to sell the Replacement Property after sending a Termination Notice and may elect to retain such property, free and clear of all obligations under this Agreement.

          11. REMEDIES OF EXCHANGER. If SQL shall fail to consummate its obligations as provided in Section 5 hereof and such failure shall continue, then Exchanger, upon delivery of written notice to SQL, may terminate its obligation to complete the Exchange and sell the Replacement Property without regard to this Agreement and (1) have recourse to a suit in equity for specific performance of the obligation of SQL to transfer the Replacement Property to it, in exchange for the Qualified Intermediary Credit Amount and the payment, if any, required under Section 3.2 hereof, free and clear of all Unrelated Liens, and/or (2) recover any damages against SQL as provided under law. The parties agree that the Replacement Property is unique.

          12. FEES PAYABLE TO SQL QUALIFIED INTERMEDIARY. SQL and Qualified Intermediary shall be entitled to receive from Exchanger certain fees for their respective services in connection with the Exchange as set forth in that certain fee letter of even date transmitted by Exchanger to Qualified Intermediary.

          13. RELEASES, ACKNOWLEDGMENTS AND INDEMNITIES.

               13.1 QUALIFICATION OF EXCHANGE UNDER I.R.C. SECTION 1031. EXCHANGER HEREBY ACKNOWLEDGES THAT QUALIFIED INTERMEDIARY, PACIFIC, AND SQL ARE NOT ACTING AS EXCHANGER'S TAX ADVISOR OR LEGAL COUNSEL AND THAT NO INDEMNIFIED PARTY WARRANTS OR REPRESENTS THAT THE TRANSACTION UNDER THIS AGREEMENT WILL QUALIFY FOR NONRECOGNITION OF GAIN OR LOSS UNDER SECTION 1031 OF THE INTERNAL REVENUE CODE. EXCHANGER ACKNOWLEDGES THAT EXCHANGER OBTAINED SEPARATE, INDEPENDENT ADVICE FROM AN ATTORNEY OR TAX ADVISOR CONCERNING THE REQUIREMENTS FOR A LIKE-KIND EXCHANGE UNDER SECTION 1031. EXCHANGER FURTHER ACKNOWLEDGES AND AGREES THAT EXCHANGER HAS NOT RELIED UPON ANY CONVERSATIONS WITH, OR ADVICE OF, ANY AGENT OR EMPLOYEE OF ANY INDEMNIFIED PARTY REGARDING THE TAX CONSEQUENCES OF THE EXCHANGE.

               13.2 LIMITATION ON DAMAGES. IF QUALIFIED INTERMEDIARY OR SQL BREACHES ANY OF THEIR RESPECTIVE DUTIES TO EXCHANGER UNDER THIS AGREEMENT OR ANY ACT OF QUALIFIED INTERMEDIARY OR SQL CONSTITUTES GROSS NEGLIGENCE OR WILFUL MISCONDUCT, EXCHANGER AGREES FOR ITSELF AND ITS ASSIGNS THAT UNDER NO CIRCUMSTANCES SHALL QUALIFIED INTERMEDIARY OR SQL BE LIABLE FOR PUNITIVE, EXEMPLARY, CONTRACT OR CONSEQUENTIAL DAMAGES, OR FOR ANY LOST PROFITS INCURRED BY EXCHANGER OR FOR ANY INCOME TAXES, INTEREST OR PENALTIES INCURRED BY EXCHANGER. THE SOLE AND EXCLUSIVE DAMAGES FOR WHICH QUALIFIED INTERMEDIARY OR SQL SHALL BE HELD LIABLE UNDER THIS AGREEMENT SHALL BE EQUAL TO DOUBLE THE SUM OF (I) THE FEES AND EXPENSE REIMBURSEMENTS PAID BY EXCHANGER TO QUALIFIED INTERMEDIARY UNDER THIS AGREEMENT PLUS (II) THE INTEREST EARNINGS RETAINED (IF
ANY) BY QUALIFIED INTERMEDIARY OR SQL ON ANY EXCHANGE ACCOUNT FUNDS ARISING UNDER THIS AGREEMENT. EXCHANGER AGREES TO PROMPTLY NOTIFY QUALIFIED INTERMEDIARY OR SQL OF ANY COMPLAINT OR CLAIM EXCHANGER INTENDS TO ASSERT AGAINST QUALIFIED INTERMEDIARY OR SQL, AND EXCHANGER AGREES TO NOT ASSERT ANY CLAIM AGAINST QUALIFIED INTERMEDIARY OR SQL AFTER THE PASSAGE OF ONE YEAR AFTER THE TERMINATION OF THIS AGREEMENT. EXCHANGER AGREES THAT THE FOREGOING LIMITATION ON THE TYPE AND AMOUNT OF DAMAGES RECOVERABLE FROM QUALIFIED INTERMEDIARY AND SQL AND THE LIMITATION OF THE TIME WITHIN WHICH ANY CLAIM OR DISPUTE MAY BE ASSERTED AGAINST QUALIFIED INTERMEDIARY AND SQL IS FAIR AND REASONABLE IN LIGHT OF THE SCOPE OF THE RESPONSIBILITY OF QUALIFIED INTERMEDIARY UNDER THIS AGREEMENT AND THE LIMITED AMOUNT OF THE FEES EARNED BY QUALIFIED INTERMEDIARY AND SQL. EXCHANGER ACKNOWLEDGES THAT QUALIFIED INTERMEDIARY AND SQL CONSIDERS THIS PROVISION MATERIAL AND WOULD NOT HAVE BEEN WILLING TO ENTER INTO THIS AGREEMENT IN THE ABSENCE OF SUCH LIMITATIONS. EXCHANGER ACKNOWLEDGES THAT THE LIMITATIONS CONTAINED HEREIN HAVE BEEN NEGOTIATED, AT ARMS LENGTH, BETWEEN THE QUALIFIED INTERMEDIARY AND SQL AND THE EXCHANGER.

               IF EXCHANGER ASSERTS ANY CLAIM AGAINST QUALIFIED INTERMEDIARY AND SQL AND IF THE CLAIM CANNOT BE SETTLED THROUGH NEGOTIATIONS, EXCHANGER AND QUALIFIED INTERMEDIARY AND SQL AGREE FIRST TO TRY IN GOOD FAITH TO SETTLE THE CLAIM OR CONTROVERSY BY MEDIATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS COMMERCIAL MEDIATION RULES BEFORE RESORTING TO LITIGATION. ANY MEDIATION SESSIONS SHALL BE HELD IN THE CITY IN WHICH THE REGIONAL OFFICE OF QUALIFIED INTERMEDIARY IS LOCATED WHERE THIS AGREEMENT IS BEING ADMINISTERED.

               13.3 ADDITIONAL INDEMNIFICATION OF INDEMNIFIED PARTIES.

                    13.3.1 Exchanger shall defend, indemnify and hold harmless each Indemnified Party from and against any claim, including, without limitation, costs and expenses of defending or settling disputed claims at litigation or on appeal, and attorney's fees incurred by any Indemnified Party, that arise from or in connection with any representation, warranty, covenant, obligation or liability of Exchanger relating to the Relinquished Property or the Replacement Property, or their acquisition or conveyance in accordance with the Replacement Property Acquisition Agreement or Relinquished Property Transfer Agreement, or any claim arising from entering into a License at the request of Exchanger, or any claim arising from Qualified Intermediary's entering into a purchase agreement for property as requested by Exchanger, any claim or allegation by any buyer, seller, or any lender, licensee, lien holder or other third party connected with the Relinquished Property or the Replacement Property.

               13.4 Notwithstanding any conflicting term or provision of this Agreement, Exchanger's indemnification and related covenants and obligations in this Agreement will:

                    13.4.1 Survive and continue in effect after the closing, or delivery of any conveyance document or any termination of this Agreement (whether from completion of the exchange arrangements provided for in this Agreement, or otherwise),

                    13.4.2 Not apply to any claim directly caused by the willful misconduct, gross negligence, or breach of its duties or responsibilities under this Agreement by Qualified Intermediary or SQL.

               13.5 EXCHANGER'S RESPONSIBILITIES. Without prejudice to any other limitation on the duties, responsibilities or obligations under this Agreement of Qualified Intermediary and SQL, Exchanger and not Qualified Intermediary or SQL is responsible for:

                    13.5.1 The sufficiency, accuracy or validity of any document or instrument arising from or relating to the transaction contemplated by this Agreement;

                    13.5.2 The manner of signing of any document or instrument, except to the extent signed by Qualified Intermediary or SQL;

                    13.5.3 The identity, authority or rights of any person or entity signing any document or instrument, other than Qualified Intermediary and SQL;

                    13.5.4 Any act or omission of Qualified Intermediary or SQL unless the act of omission constitutes willful misconduct, gross negligence, or breach of its duties or responsibilities under this Agreement by SQL or Qualified Intermediary;

                    13.5.5 Risk of loss or damage to any Relinquished Property, the Replacement Property and all other property received by Qualified Intermediary or under this Agreement, by casualty, act of God, or otherwise; or

                    13.5.6 The federal or state income tax aspects of the transactions contemplated by this Agreement.

               13.6 REIMBURSEMENTS. If Qualified Intermediary or SQL makes any advances or incurs any expenses (other than those overhead expenses incurred in acting as a Qualified Intermediary or SQL) under this Agreement or incurs any out-of-pocket expense because it is a party to any litigation in connection with this Agreement, or if Qualified Intermediary or SQL is compelled to pay money on account of this Agreement, whether for breach of contract, injury to person or property, fines or penalties under any law, or otherwise, except in the case of the willful misconduct, gross negligence, or breach of the duties or responsibilities under this Agreement by Qualified Intermediary or SQL, Exchanger shall, on demand, pay to Qualified Intermediary or to SQL, with interest at a rate not to exceed the then current prime rate, the amount of all those expenses, advances or payments made by Qualified Intermediary or SQL, plus all out-of-pocket expenses and reasonable outside attorney's fees incurred by Qualified Intermediary or SQL.

               13.7 NO UNLAWFUL ACTIONS. Qualified Intermediary and SQL shall not be required to sign any agreement or participate in any transaction that, in the reasonable opinion of Qualified Intermediary, would require Qualified Intermediary or SQL to engage in any unlawful or fraudulent action or would be unduly burdensome to Qualified Intermediary or SQL.

               13.8 SURVIVAL OF WARRANTIES. All representations, warranties, indemnities and limitations on the liability of Qualified Intermediary and/or SQL set forth in or otherwise made pursuant to this Agreement will survive and remain in effect after the closing and the delivery of conveyancing documents, and will not be merged, and will survive the termination of this Agreement.

               13.9 ATTORNEY'S FEES. If any legal action or proceeding is commenced by any party in order to enforce this Agreement or any provision of this Agreement or in connection with any alleged dispute, breach, default or misrepresentation in connection with any provision in this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection with that action or proceeding, including costs of pursuing or defending any legal action, discovery or negotiation and preparation of any settlement arrangements, in addition to any other relief as may be granted.

               13.10 NOTICES. Any request, notice or other communication to be given under this Agreement must be in writing and delivered personally or by messenger, private mail, courier service, facsimile or sent by registered, certified mail, return receipt requested, or postage prepaid, as follows:

         To Exchanger:                 ASA International, Ltd.
                                       10 Speen Street
                                       Framington, MA 01701
                                       Attention: Alfred C. Angelone
                                       Facsimile: (508) 626-0644

         with a copy to:               Stroock & Stroock & Lavan LLP
                                       100 Federal Street, 33rd Floor
                                       Boston, MA 02110
                                       Attention: Paul D. Broude, Esquire

         To Qualified Intermediary,
         Pacific or SQL:               2390 East Camelback Road, Suite 210
                                       Phoenix, AZ  85016
                                       Attention: E. Jill Mozer
                                       Facsimile:  (602) 224-8815

All notices will be considered effective (i) upon receipt, if delivered personally or by messenger or private mail courier, (ii) on the business day of successful transmission by facsimile, (iii) otherwise on the third business day after deposit in the US mail, postage prepaid or (iv) the next business day after deposit with a nationally recognized overnight courier service. Any party may change its address or facsimile number by a communication in accordance herewith.

          14. MISCELLANEOUS.

               14.1 WAIVER. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided hereunder are cumulative.

               14.2 AMENDMENTS. No amendment, modification, termination or waiver of this Agreement or any provision hereof nor any consent to any departure herefrom shall be effective unless the same is in writing and signed by the party to be bound thereby and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               14.3 GOVERNING LAW. This agreement and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the Forum State. Each party hereby consents to the jurisdiction of the courts of the Forum State.

               14.4 ASSIGNMENT. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall have the right to assign any of its rights or interests herein without the prior written consent of the other party, and under no circumstances shall SQL, Qualified Intermediary or Pacific assign or attempt to assign their respective interests hereunder to a person that would be a "disqualified person" within the meaning of Treasury Regulation '1.1031(k)-l(k). No person not a party hereto is intended to be benefitted hereby.

               14.5 SEVERABILITY. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Agreement or the enforceability of such provision in any other jurisdiction.

               14.6 CAPTIONS. Captions and headings used herein are included for convenience of reference only and shall not constitute a part hereof.

               14.7 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and supersedes any contemporaneous or previous written or oral agreements, representations or undertakings concerning the matters and arrangements provided for in this Agreement. No supplement, modification or amendment to this Agreement will be binding unless signed by all parties to this Agreement. A waiver of any provisions of this Agreement will not be considered a waiver of any other provision, whether or not similar, nor will any waiver on one occasion constitute a continuing or permanent waiver.

               14.8 INCONSISTENT ACTION BY SQL. SQL agrees that it will not take any actions with respect to the Replacement Property or the Relinquished Property which are not consistent with the provisions of this Agreement, the Loan Documents and the License. SQL further agrees that at no time during the term of this Agreement shall it make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for any receiver or trustee or commence any proceeding relating to itself under any bankruptcy, reorganization, dissolution or liquidation law or statute of any jurisdiction or otherwise indicate its consent to, approval of or acquiescence of any such proceeding.

               14.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

               14.10 CONSTRUCTION; RECITALS. In all cases, the language in all parts of this Agreement shall be construed simply, according to its fair meaning, and not strictly for or against any parts. The Recitals are hereby incorporated into this Agreement.

               IN WITNESS WHEREOF, Exchanger, Qualified Intermediary, Pacific and SQL each have caused this Agreement to be duly executed pursuant to proper authorization as of the day and year first above written.


ASA INTERNATIONAL, LTD., a Delaware corporation

By: /S/ ALFRED C. ANGELONE
   -----------------------

Printed Name:  ALFRED C. ANGELONE
              ------------------
Its: CHIEF EXECUTIVE OFFICER
     -----------------------

SQL Acquisition LLC, a Delaware limited liability company

     By: Pacific American Property Exchange Corporation, a California
          corporation, Manager and Member

     By: /S/ E. JILL MOZER
        --------------------
         E. Jill Mozer, Vice President


Fidelity National 1031 Exchange Services, Inc., a California corporation


By: /S/ E. JILL MOZER
    -----------------
    E. Jill Mozer, Vice President


Pacific American Property Exchange Corporation, a California corporation


By: /S/ E. JILL MOZER
   ------------------
   E. Jill Mozer, Vice President

                                LIST OF EXHIBITS


A - Replacement Property Description

                                   EXHIBIT "A"

                        REPLACEMENT PROPERTY DESCRIPTION